As filed with the Securities and Exchange Commission on June 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDTRONICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7389	76-0681190
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

(832) 308-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

J. Chris Brewster

Chief Financial Officer

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

(832) 308-4000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
5.125% Senior Notes due 2022	$250,000,000	100%	$250,000,000	$29,050(1)
Guarantees of 5.125% Senior Notes due 2022	N/A	N/A	N/A	N/A(2)

(1)	Calculated pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantors(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Cardtronics USA, Inc.	Delaware	76-0419117
Cardtronics Holdings, LLC	Delaware	04-3848807
ATM National, LLC	Delaware	01-0851708
Cardtronics DR, LLC	Delaware	46-0757736

(1)	The address for each of the additional registrants is c/o Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, Telephone: (832) 308-4000. The name, address, including zip code of the agent for service for each of the additional registrants is J. Chris Brewster, Chief Financial Officer of Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, Telephone: (832) 308-4000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2015

PRELIMINARY PROSPECTUS

Cardtronics, Inc.

Offer to Exchange

Up To $250,000,000 of

5.125% Senior Notes due 2022

That Have Been Registered Under

The Securities Act of 1933

For

Up To $250,000,000 of

5.125% Senior Notes due 2022

That Have Not Been Registered Under

The Securities Act of 1933

Terms of the New 5.125% Senior Notes due 2022 Offered in the Exchange Offer:

•	The terms of the new notes are identical to the terms of the old notes that were issued on July 28, 2014, except that the new notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•	We are offering to exchange up to $250,000,000 of our new notes that have been registered under the Securities Act and are freely tradable for up to $250,000,000 of our old notes.

•	We will exchange an equal principal amount of new notes for all old notes that you validly tender and do not validly withdraw before the exchange offer expires.

•	The exchange offer expires at 12:00 midnight, New York City time, on , 2015, unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for old notes will not be a taxable event for U.S. federal income tax purposes.

You should carefully consider the risk factors set forth under “Risk Factors” beginning on page 8 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Please read “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than its respective date.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “Cardtronics,” “we,” “us” and “our” refer to Cardtronics, Inc. and its subsidiaries.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Cardtronics, Inc., 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, Attention: Michael E. Keller, Telephone: (832) 308-4000. To obtain timely delivery, you must request the information no later than                     , 2015.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and in the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations, beliefs, assumptions, or forecasts concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we currently anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our financial outlook and the financial outlook of the automated teller machines (“ATM”) industry and the continued usage of cash by consumers at rates near historical patterns;

•	our ability to respond to recent and future network and regulatory changes, including forthcoming requirements surrounding Europay, MasterCard and Visa security standards;

•	our ability to renew existing customer relationships on comparable economic terms and add new customers;

•	our ability to pursue and successfully integrate acquisitions;

•	our ability to respond to potential reductions in the amount of net interchange fees that we receive from global and regional debit networks for transactions conducted on our ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;

•	our ability to provide new ATM solutions to retailers and financial institutions including placing additional banks brands on ATMs currently deployed;

•	our ATM vault cash rental needs, including potential liquidity issues with our vault cash providers and our ability to continue to secure vault cash rental agreements in the future;

•	our ability to successfully manage our existing international operations and to continue to expand internationally;

•	our ability to prevent thefts of cash and data security breaches;

•	our ability to manage the risks associated with our third-party service providers failing to perform their contractual obligations;

•	our ability to manage concentration risks with key customers, vendors and service providers;

•	changes in interest rates and foreign currency rates;

•	our ability to successfully implement our corporate strategy;

•	our ability to compete successfully with new and existing competitors;

•	our ability to meet the service levels required by our service level agreements with our customers;

•	the additional risks we are exposed to with our U.K. armored transport business; and

•	our ability to retain key employees and maintain good relations with employees.

ii

These factors do not necessarily include all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on future results. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements, and we cannot assure you that actual results or developments that we anticipate will be realized or, even if substantially realized, will have the expected consequences to, or effect on, us or our business or operations. Also note that we provided additional cautionary discussion of risks and uncertainties under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference and, to the extent applicable, any subsequently filed reports.

Although the expectations in the forward-looking statements are based on our current beliefs and expectations, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date hereof. Except as required by federal and state securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained, incorporated by reference or referred to in this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

iii

PROSPECTUS SUMMARY

This summary highlights some of the information contained in this prospectus and does not contain all of the information that may be important to you. This summary is not complete and does not contain all of the information that you should consider before deciding whether to exchange your old notes. For a more complete understanding of Cardtronics and this exchange offer, we encourage you to read this entire document, including “Risk Factors” and the financial and other information included or incorporated by reference in this prospectus, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and the other documents to which we have referred.

In this prospectus we refer to the notes to be issued in the exchange offer as the “new notes” and the notes issued on July 28, 2014 as the “old notes.” We refer to the new notes and the old notes collectively as the “notes.”

Cardtronics, Inc.

Cardtronics, Inc. provides convenient automated consumer financial services through its network of ATMs and multi-function financial services kiosks. As of March 31, 2015, we were the world’s largest retail ATM owner, providing services to approximately 111,500 devices throughout the United States (“U.S.”) (including the U.S. territory of Puerto Rico), the United Kingdom (“U.K.”), Germany, Poland, Canada, and Mexico. As of March 31, 2015, 70% of our total revenues were derived from our operations in North America, and 30% from our operations in Europe. In the U.S., certain of our devices are multi-function financial services kiosks that, in addition to traditional ATM functions such as cash dispensing and bank account balance inquiries, perform other consumer financial services, including bill payments, check cashing, remote deposit capture (which is deposit taking at ATMs using electronic imaging), and money transfers. Also included in the number of devices in our network as of March 31, 2015 were approximately 34,300 ATMs to which we provided various forms of managed services. Under a managed services arrangement, retailers, financial institutions, and ATM distributors rely on us to handle some or all of the operational aspects associated with operating and maintaining ATMs, typically in exchange for a monthly service fee or fee per service provided.

We often partner with large, nationally and regionally known retail merchants under multi-year contracts to place our ATMs and kiosks within their store locations. In doing so, we provide our retail partners with a compelling automated financial services solution that helps attract and retain customers, and in turn increases the likelihood that our devices will be utilized. We also own and operate an electronic funds transfer (“EFT”) transaction processing platform that provides transaction processing services to our network of ATMs and financial services kiosks, as well as to ATMs owned and operated by third-parties.

We generally deploy and operate devices under three distinct arrangements with our retail partners: Company-owned ATM placements, merchant-owned ATM placements, and managed services. Under Company-owned arrangements, we provide the physical device (ATM) and are typically responsible for all aspects of its operations, including transaction processing, managing cash and cash delivery, supplies, and telecommunications, as well as routine and technical maintenance. Under merchant-owned arrangements, the retail merchant or an independent distributor owns the device and is usually responsible for providing cash and performing simple maintenance tasks, while we provide more complex maintenance services, transaction processing, and connection to the EFT networks. We also offer various forms of managed services, depending on the needs of our customers. Each managed services arrangement is a customized ATM management solution that can include any combination of the following services: monitoring, maintenance, cash management, cash delivery, customer service, transaction processing, and other services. As of March 31, 2015, 51% of our devices operated were Company-owned, 20% were merchant-owned and 29% of our devices were operated under a managed services solution. Each of the arrangement types described above are attractive to us, and we plan to continue growing our revenues under each arrangement type.

In addition to its retail merchant relationships, the Company also partners with leading national financial institutions to brand selected ATMs and financial services kiosks within its network, including BBVA Compass Bancshares, Inc., Citibank, N.A., Citizens Financial Group, Inc., Cullen/Frost Bankers, Inc., Santander Bank, N.A., and PNC Bank, N.A. in the U.S. and The Bank of Nova Scotia (“Scotiabank”) in Canada and Puerto Rico. In Mexico, the Company partners with Bansĺ, S.A. Institución de Banca Multiple, a regional bank in Mexico and a noncontrolling interest owner in Cardtronics Mexico, S.A. de C.V., as well as with Grupo Financiero Banorte, S.A. de C.V. and Scotiabank to place their brands on the Company’s ATMs in exchange for certain services provided by them. As of March 31, 2015, approximately 22,000 of our ATMs were under contract with 425 financial institutions to place their logos on our ATMs and to provide convenient surcharge-free access for their banking customers.

We also own and operate the Allpoint network (“Allpoint”), the largest surcharge-free ATM network within the U.S. (based on the number of participating ATMs). Allpoint, which has approximately 55,000 participating ATMs globally, provides surcharge-free ATM access to customers of participating financial institutions that lack a significant ATM network in exchange for either a fixed monthly fee per cardholder or a set fee per transaction that is paid by the financial institutions who are members of the network. Allpoint includes a majority of our ATMs in the U.S., and a number of locations in the U.K., Canada, and Mexico. Allpoint also works with financial institutions that manage stored-value debit card programs on behalf of corporate entities and governmental agencies, including general purpose, payroll and electronic benefits transfer cards. Under these programs, the issuing financial institutions pay Allpoint a fee per issued stored-value card or per transaction in return for allowing the users of those cards surcharge-free access to Allpoint’s participating ATM network.

Our revenues are recurring in nature, and historically have been derived primarily from convenience transaction fees, which are paid by cardholders, and transaction fees, including interchange fees, which are paid by the cardholder’s financial institution for the use of the devices serving their customers and the connectivity to the applicable EFT network that transmits data between the device and the cardholder’s financial institution. Other revenue sources include: (1) branding our devices with the logos of leading national and regional banks and other financial institutions, (2) providing managed services solutions to retailers and financial institutions, (3) collecting fees from financial institutions that participate in our Allpoint surcharge-free network, and (4) selling ATM-related equipment and other ancillary services. For additional discussion of our business, please read the documents listed under “Where You Can Find More Information.”

Our Principal Executive Offices

Our executive offices are located at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042. Our telephone number is (832) 308-4000. We maintain a website at http:// www.cardtronics.com that provides information about our business and operations. Information contained on or available through our website is not incorporated herein by reference.

Risk Factors

Investing in the notes involves substantial risks. You should carefully consider all the information contained in this prospectus prior to participating in the exchange offer. In particular, we urge you to consider carefully the factors set forth under “Risk Factors” beginning on page 8 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, together with all of the other information included or incorporated by reference in this prospectus.

Exchange Offer

On July 28, 2014, we completed a private offering of the old notes. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus and to use our reasonable best efforts to complete the exchange offer within 365 days after the date we issued the old notes.

Exchange Offer	We are offering to exchange new notes for old notes.
Expiration Date	The exchange offer will expire at 12:00 midnight, New York City time, on , 2015, unless we decide to extend it. We currently do not intend to extend the expiration date.

Condition to the Exchange Offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered.

Procedures for Tendering Old Notes	To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, which we call “DTC,” for tendering notes held in book-entry form. These procedures, which we call “ATOP,” require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC confirm that:

•	DTC has received your instructions to exchange your notes, and

•	you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer” and “Procedures for Tendering.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. For a withdrawal to be effective, you must comply with the appropriate procedures of DTC’s ATOP system before 12:00 midnight, New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 12:00 midnight, New York City time, on the expiration date. We will return any old note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the new notes promptly after the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Consequences	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain U.S. Federal Income Tax Consequences.”

Exchange Agent	We have appointed Wells Fargo Bank, National Association, as Exchange Agent for the Exchange Offer (the “Exchange Agent”). You should direct questions and requests for assistance and requests for additional copies of this prospectus or the letter of transmittal to the Exchange Agent addressed as follows:

By Registered & Certified Mail:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9303-121

PO Box 1517

Minneapolis, Minnesota 55480

By regular mail or overnight courier:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9303-121

Sixth & Marquette Avenue

Minneapolis, Minnesota 55479

In person by hand only:

Wells Fargo Bank, N.A.

12th Floor – Northstar East Building

Corporate Trust Operations

608 Second Avenue South

Minneapolis, Minnesota 55402

Eligible institutions may make requests by facsimile at (612) 667-6282 and may confirm facsimile delivery by calling (800) 344-5128.

Terms of the New Notes

The new notes will be identical to the old notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the new notes, please refer to the section entitled “Description of New Notes” in this prospectus.

Issuer	Cardtronics, Inc.

Notes Offered	$250,000,000 aggregate principal amount of 5.125% senior notes due 2022.

Maturity	August 1, 2022.

Interest Rate	Interest on the new notes will accrue at a rate of 5.125% per annum.

Interest Payment Dates	Interest on the new notes will be payable semiannually, in cash, in arrears on February 1 and August 1 of each year, commencing on August 1, 2015. Interest on the old notes began to accrue from July 28, 2014, and interest on the new notes will accrue from the same date.

Guarantees	All payments on the new notes, including principal and interest, will be fully and unconditionally guaranteed on a joint and several and senior unsecured basis by all of our existing domestic subsidiaries and certain of our future subsidiaries. See “Description of New Notes—Note Guarantees.”

Ranking	The new notes and guarantees will be unsecured senior obligations and will rank:

•	(i) equally in right of payment with all our and our subsidiary guarantors’ existing and future senior indebtedness, including borrowings under our revolving credit facility and guarantees of those borrowings, (ii) effectively junior to secured debt to the extent of the value of the collateral securing such debt, including debt under our revolving credit facility, and (iii) structurally junior to existing and future indebtedness of our non-guarantor subsidiaries; and

•	senior in right of payment of any of our and our subsidiary guarantors’ existing and future subordinated indebtedness.

Optional Redemption

We may redeem some or all of the new notes on or after August 1, 2017 at the redemption prices set forth under the heading “Description of New Notes—Optional Redemption.” At any time prior to August 1, 2017, we may redeem the new notes, in whole or in part, at a price equal to 100% of their outstanding principal amount plus the make-whole premium described under the heading “Description of New Notes—Optional Redemption,” together with any accrued and unpaid interest to the date of redemption. In addition, at any time prior to August 1, 2017, we may redeem up to 35% of the aggregate principal amount of the new notes issued under the indenture (including any additional notes) at a redemption price of 105.125%, together with any accrued and unpaid interest to the date of redemption, using the proceeds of certain equity offerings completed within the preceding 180 days. We may make this redemption only if, after the redemption, at least 65% of the aggregate principal amount of the new notes originally issued under the indenture (including any additional notes) remains outstanding.

Change of Control	If we experience specific kinds of changes of control, we must offer to repurchase the new notes at a price in cash equal to not less than 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Certain Covenants	The covenants contained in the indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	make certain investments or pay dividends or distributions on our capital stock or repurchase capital stock or make certain other restricted payments;

•	consolidate or merge with or into other companies;

•	restrict dividends or other payments by restricted subsidiaries;

•	engage in transactions with affiliates or related persons; and

•	create liens.

These covenants are subject to important exceptions and qualifications. At any time that the new notes are rated investment grade, certain covenants will be suspended. For more details, see “Description of New Notes—Certain Covenants.”

Transfer Restrictions; Absence of a Public Market for the Notes	The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Trustee	Wells Fargo Bank, National Association.

Risk Factors	Investing in the new notes involves risks. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of certain factors you should consider in evaluating an investment in the new notes.

RISK FACTORS

You should carefully consider the information included or incorporated by reference in this prospectus, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” and the following risks before investing in the new notes. In addition, you should read the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus.

We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below, any of which could materially and adversely affect our business, financial condition, cash flows, and results of operations, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows, and results of operations.

Risks Relating to the Exchange Offer

Your ability to transfer the new notes may be limited by the absence of an active trading market, and no active trading market may develop for the new notes.

We do not intend to apply for a listing of the notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the new notes, and we cannot assure you as to the liquidity of markets that may develop for the new notes, your ability to sell the new notes or the price at which you would be able to sell the new notes. If such markets were to exist, the new notes could trade at prices that may be lower than their principal amount or lower than the purchase price of the old notes depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. An active market for the new notes may not develop or, if developed, may not continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your new notes.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

Based on interpretations of the staff of the SEC contained in the Exxon Capital Holdings Corporation no action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no action letter (available July 2, 1993) and the Morgan Stanley & Co. Incorporated no action letter (available June 5, 1991), we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of new notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the new notes. If such a holder transfers any new notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume or indemnify such a holder against this liability.

Risks Relating to the Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium (if any), and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The indenture governing the notes and our revolving credit facility restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we are unable to comply with the restrictions and covenants in the agreements governing our notes and other debt, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.

If we are unable to comply with the restrictions and covenants in the agreements governing our notes or in current or future debt financing agreements, there could be a default under the terms of these agreements. Our ability to comply with these restrictions and covenants, including meeting financial ratios and tests, may be affected by events beyond our control. As a result, we cannot assure you that we will be able to comply with these restrictions and covenants or meet these tests. Any default under the agreements governing our indebtedness, including a default under our revolving credit facility, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our revolving credit facility and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness, including our revolving credit facility and the indenture governing the notes. In the event of such default:

•	the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our revolving credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The notes and the guarantees are unsecured obligations and are effectively subordinated to all of our existing and future secured indebtedness and structurally subordinated to liabilities of any non-guarantor subsidiaries.

The notes and the guarantees are general unsecured senior obligations ranking effectively junior to all of our existing and future secured indebtedness (including all borrowings under our revolving credit facility) to the extent of the value of the collateral securing such indebtedness. If we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, the holders of our secured indebtedness or the secured indebtedness of such guarantor will be entitled to be paid in full from the proceeds of the assets, if any, securing such indebtedness before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably in any remaining proceeds with all holders of our unsecured indebtedness, including unsecured indebtedness incurred after the notes are issued that does not rank junior to the notes, including trade payables and all of our other general indebtedness, based on the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient funds to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

While certain of our subsidiaries have guaranteed the notes, other subsidiaries have not guaranteed the notes. You will not have any claim as a creditor against our other subsidiaries that are not guarantors of the notes. Accordingly, all obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

We may not be able to repurchase the notes in certain circumstances.

Under the terms of the indenture, we may be required to repurchase all or a portion of the notes if we sell certain assets or in the event of a change of control, and we may not have enough funds to pay the repurchase price on the repurchase date. Our existing and any future credit agreements or other debt agreements to which we become a party may provide that our obligation to purchase or redeem the notes would be an event of default under such agreement. As a result, we may be restricted or prohibited from repurchasing or redeeming the notes. If we are prohibited from repurchasing or redeeming the notes, we could seek the consent of our then-existing lenders to repurchase or redeem the notes or we could attempt to refinance the borrowings that contain such prohibition. If we are unable to obtain a consent or refinance the debt, we could not repurchase or redeem the notes. Our failure to redeem tendered notes would constitute a default under the indenture and might constitute a default under the terms of other indebtedness that we incur.

Courts in Delaware have raised the possibility in published decisions that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds. Therefore, you may not be entitled to receive this protection under the indenture.

The term “change of control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the notes upon a change of control would not necessarily afford holders of notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

We and the guarantors may incur substantial additional indebtedness. This could increase the risks associated with the notes.

Subject to the restrictions in the indenture governing the notes and in other instruments governing our other outstanding indebtedness (including our revolving credit facility), we and our subsidiaries may incur substantial additional indebtedness (including secured indebtedness) in the future. Although the indenture governing the notes will contain, and our revolving credit facility contains, restrictions on the incurrence of additional indebtedness, these restrictions are subject to waiver and a number of significant qualifications and exceptions, and indebtedness incurred in compliance with these restrictions could be substantial.

If we or a guarantor incurs any additional indebtedness that ranks equally with the notes (or with the guarantees thereof), including additional unsecured indebtedness or trade payables, the holders of that indebtedness will be entitled to share ratably with holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or a guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the notes in connection with such a distribution.

Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation, whether:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•	depending on the levels of our outstanding indebtedness, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

Any guarantees of the notes by our subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.

Our existing material domestic subsidiaries are the initial subsidiary guarantors of the notes. In certain circumstances, any of our future domestic subsidiaries may be required to guarantee the notes. A court could subordinate or void the subsidiary guarantees under various fraudulent conveyance or fraudulent transfer laws. Generally, to the extent that a U.S. court was to find that at the time one of our subsidiaries entered into a subsidiary guarantee and either:

•	the subsidiary incurred the guarantee with the intent to hinder, delay, or defraud any present or future creditor, or contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

•	the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary:

•	was insolvent or became insolvent as a result of issuing the subsidiary guarantee,

•	was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured,

then the court could void or subordinate the subsidiary guarantee in favor of the subsidiary’s other obligations.

A legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus, among other things, on the benefits, if any, the subsidiary realized as a result of our issuing the notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold, or sell the notes. Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

Many of the covenants in the indenture will be suspended if the notes are rated investment grade by either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.

Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., provided at such time no default under the indenture has occurred and is continuing. These covenants restrict, among other things, our ability to pay dividends, to incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, and these transactions will not result in an event of default if these covenants cease to be suspended. See “Description of New Notes—Certain Covenants—Covenant Suspension.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of consolidated earnings to fixed charges for the periods presented:

	Three Months Ended March 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	3.78x	2.77x	3.59x	3.91x	3.46x	1.78x

For purposes of calculating the ratio of consolidated earnings to fixed charges:

•	“earnings” is the aggregate of the following items: pre-tax income from continuing operations before adjustment for income or loss from equity investees; plus fixed charges; plus amortization of capitalized interest; plus distributed income of equity investees; plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; less interest capitalized; less preference security dividend requirements of consolidated subsidiaries; and less the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges; and

•	“fixed charges” means the sum of the following: (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) an estimate of the interest within rental expense and (4) preference security dividend requirements of consolidated subsidiaries.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We sold the old notes in transactions that were exempt from or not subject to the registration requirements under the Securities Act. Accordingly, the old notes are subject to transfer restrictions. In general, you may not offer or sell the old notes unless either they are registered under the Securities Act or the offer or sale is exempt from, or not subject to, registration under the Securities Act and applicable state securities laws.

In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes. In that agreement, we agreed to use our reasonable best efforts to file an exchange offer registration statement after the closing date following the offering of the old notes. Now, to satisfy our obligations under the registration rights agreement, we are offering holders of the old notes who are able to make certain representations described below the opportunity to exchange their old notes for the new notes in the exchange offer. The exchange offer will be open for a period of at least 20 business days. During the exchange offer period, we will exchange the new notes for all old notes properly surrendered and not withdrawn before the expiration date. The new notes will be registered under the Securities Act, and the transfer restrictions, registration rights and provisions for additional interest relating to the old notes will not apply to the new notes.

Resale of New Notes

Based on no-action letters of the staff of the Commission issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not an “affiliate” of us within the meaning of Rule 405 under the Securities Act;

•	such new notes are acquired in the ordinary course of your business; and

•	you do not intend to participate in a distribution of the new notes.

The staff of the Commission, however, has not considered the exchange offer for the new notes in the context of a no-action letter, and the staff of the Commission may not make a similar determination as in the no-action letters issued to these third parties.

If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you:

•	cannot rely on such interpretations by the staff of the Commission; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Unless an exemption from registration is otherwise available, any securityholder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder’s information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically described in this prospectus. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the old notes as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the new notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of new notes

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 12:00 midnight, New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $250,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral (promptly followed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 12:00 midnight, New York City time, on                     , 2015, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral (promptly followed in writing) or written notice of such extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before expiration of the offer in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary—Exchange Offer—Exchange Agent.”

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the Automated Tender Offer Program (“ATOP”) instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will be deemed to state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•	if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 12:00 midnight, New York City time on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 12:00 midnight, New York City time, on the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with U.S. federal securities and state “blue sky” or securities laws;

•	accounting fees, legal fees incurred by us, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF NEW NOTES

We are offering to exchange up to $250,000,000 aggregate principal amount of our new 5.125% Senior Notes due 2022, which have been registered under the Securities Act, referred to in this prospectus as the “new notes,” for any and all of our outstanding unregistered 5.125% Senior Notes due 2022, referred to in this prospectus as the “old notes.” We issued the old notes on July 28, 2014 in a transaction not requiring registration under the Securities Act. We are offering you new notes in exchange for old notes in order to satisfy our registration obligations from that previous transaction. The new notes will be treated as a single class with any old notes that remain outstanding after the completion of the exchange offer. The old notes and the new notes are collectively referred to in this “Description of New Notes” as the “Notes.” The new notes will be issued, and the old notes were issued, under an indenture dated as of July 28, 2014 (the “Indenture”), among the Company, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). In this description, the word “Company”, “we”, “us” or “our” refers only to Cardtronics, Inc. and not to any of its subsidiaries. You can find the definition of various other terms used in this “Description of New Notes” under “—Certain Definitions” below.

This “Description of New Notes” is intended to be a useful overview of the material provisions of the Notes, the guarantees and the indenture. Since this “Description of New Notes” is only a summary, you should refer to the Indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of our obligations and your rights.

If the exchange offer is consummated, Holders of old notes who do not exchange their old notes for new notes will vote together with the Holders of the new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the Holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by Holders of specified minimum percentages of the aggregate principal amount of all outstanding notes issued under the indenture. In determining whether Holders of the requisite percentage in aggregate principal amount of Notes have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the Holders of these old notes and new notes will vote together as a single series for all such purposes. Accordingly, all references in this “Description of New Notes” to specified percentages in aggregate principal amount of the outstanding Notes mean, at any time after the exchange offer for the old notes is consummated, such percentage in aggregate principal amount of such old notes and the new notes then outstanding.

Brief Description of the New Notes

The new notes, like the old notes, will:

•	be general unsecured obligations of the Company;

•	be pari passu in right of payment to all existing and future Senior Debt of the Company, including our outstanding $287.5 million of 1.00% convertible senior notes due December 2020 (the “Convertible Notes”);

•	effectively rank junior to any existing or future secured Indebtedness of the Company, including amounts that may be borrowed under its Credit Agreement, to the extent of the value of the collateral securing such Indebtedness;

•	be senior in right of payment to all future subordinated Indebtedness of the Company;

•	be fully and unconditionally guaranteed by the Guarantors as described under “—Note Guarantees”; and

•	be effectively subordinated to all existing and any future Indebtedness and other liabilities of the Company’s Subsidiaries that are not Guarantors.

Currently, all of our Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

Principal, Maturity and Interest

The Company issued the old notes with an initial aggregate principal amount of $250.0 million. In addition to the new notes offered hereby and the old notes, the Company may issue Additional Notes (“Additional Notes”) from time to time after this offering in an unlimited amount, without the consent of the Holders but subject to the provisions of the Indenture described below under the caption “—Certain Covenants—Incurrence of Indebtedness.” The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless otherwise provided or the context otherwise requires, for all purposes of the Indenture and this “Description of New Notes,” references to the Notes include any Additional Notes actually issued.

The Company will issue Notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on August 1, 2022.

Interest on the Notes accrues at the rate of 5.125% per year and is payable semiannually in arrears on February 1 and August 1, commencing on February 1, 2015. Interest on the old notes began to accrue from July 28, 2014, and interest on the new notes will accrue from the same date. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding January 15 and July 15.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue as a result of such delayed payment. The Company will pay interest on overdue principal of the Notes at the above rate, and overdue installments of interest at such rate, to the extent lawful.

Payments on the Notes; Paying Agent and Registrar

We will pay principal of, premium, if any, and interest on the Notes at the office or agency of the Paying Agent or Registrar designated by the Company in the City and State of New York, except that we may, at our option, pay interest on the Notes by check mailed to Holders of the Notes at their registered address as it appears in the Registrar’s books. We have initially designated the corporate trust office of Wells Fargo Bank, National Association, in New York, which is currently located at 150 East 42nd Street, New York, New York 10017, to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as its owner for all purposes.

Note Guarantees

Like the old notes, the new notes will be fully and unconditionally guaranteed on a joint and several basis, by the Guarantors, which include all of the Subsidiaries of the Company that guarantee its borrowings under the Credit Agreement. Each Note Guarantee will be:

•	a general unsecured obligation of that Guarantor;

•	pari passu in right of payment with all existing and any future Senior Debt of that Guarantor;

•	effectively subordinated in right of payment to all future secured Indebtedness of that Guarantor to the extent of the value of the collateral securing such Indebtedness; and

•	senior in right of payment to all existing and future subordinated Indebtedness of that Guarantor.

Not all of the Company’s Subsidiaries will Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to the Notes—Any guarantees of the notes by our subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.” See “—Certain Covenants—Guarantees.”

Optional Redemption

At any time prior to August 1, 2017, the Company may redeem, upon prior notice given as provided in the Indenture, up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 105.125% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant payment date) with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and

(2) the redemption must occur within 180 days of the date of the closing of such Equity Offering.

At any time prior to August 1, 2017, the Company may redeem, upon prior notice given as provided in the Indenture, all or part of the Notes at a redemption price equal to the sum of (1) 100% of the principal amount thereof, plus (2) the Applicable Premium as of the date of redemption, plus accrued and unpaid interest, if any, to the date of redemption, subject to the right of Holders on the relevant record date to receive interest due on the relevant payment date.

Except pursuant to the preceding paragraphs or the seventh paragraph of “—Repurchase at the Option of Holders—Change of Control,” the Notes will not be redeemable at the Company’s option prior to August 1, 2017.

On or after August 1, 2017, at any time or from time to time, the Company may redeem, upon prior notice given as provided in the Indenture, all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant payment date), if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

Year	Percentage
2017	103.844%
2018	102.563%
2019	101.281%
2020 and thereafter	100.000%

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of such national securities exchange; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate (or, in the case of global notes, the Notes represented thereby will be selected in accordance with the prescribed method of DTC).

No Notes of $2,000 or less will be redeemed in part. Notices of redemption will be sent at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that an optional redemption notice may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional, except that any redemption described in the initial paragraph under “—Optional Redemption” may, at the Company’s discretion, be subject to completion of the related Equity Offering.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.

Notes called for redemption without any condition precedent will become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Notes as described under “—Optional Redemption” or another exception described below applies, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control), subject to the right of Holders on the relevant record date to receive interest due on the relevant payment date. No later than 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Notes as described under “—Optional Redemption” or another exception described below applies, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The paying agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Credit Agreement provides that certain change of control events with respect to the Company would constitute an event of default under the Credit Agreement entitling the lenders, among other things, to accelerate the maturity of all Indebtedness outstanding thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event no later than the Change of Control Payment Date, the Company must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of Notes required by this covenant.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described below, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption, subject to the right of Holders on the relevant record date to receive interest due on the relevant payment date.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company. The Change of Control purchase feature is a result of negotiations between the underwriters and us. As of the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Incurrence of Indebtedness” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole may be uncertain.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Company or a Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities (as shown on the Company’s or a Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases the Company or such Restricted Subsidiary from further liability therefor;

(b) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the Asset Sale (to the extent of the cash received in that conversion); and

(c) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregated Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 10.0% of the Company’s Consolidated Net Assets as of the date or receipt of such Designated Non-Cash Consideration and (y) $100.0 million (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 540 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply such Net Proceeds at its option:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2) to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated within 90 days after the date of such binding agreement and (y) if such purchase is not consummated, within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)).

Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

On the 541st day after an Asset Sale or such earlier date, if any, as the Company determines not to apply the Net Proceeds relating to such Asset Sale as set forth in the preceding paragraph (each such date being referred to as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph (“Excess Proceeds”) will be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that ranks pari passu in right of payment with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased using the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders on the relevant record date to receive interest due on the relevant payment date, and will be payable in cash.

The Company may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $20.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $20.0 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, Excess Proceeds subject to such Asset Sale and still held by the Company will no longer be deemed to be Excess Proceeds.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Certain Covenants

Restricted Payments

(A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Equity Interests of the Company, or any Restricted Subsidiary thereof held by Persons other than the Company or any of its Restricted Subsidiaries;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Note Guarantees (except for our formerly outstanding senior subordinated notes due 2018), except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (3), (4), (5), (6) and (8) of the next succeeding paragraph (B)), is less than the sum, without duplication, of (the “Restricted Payments Basket”):

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 2010 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds and the Fair Market Value of assets other than cash received by the Company since August 26, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company, plus

(c) with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after August 26, 2010, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after August 26, 2010, plus

(d) the amount by which Indebtedness of the Company is reduced on the Company’s most recent quarterly balance sheet upon the conversion or exchange subsequent to August 26, 2010 of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of any other property (other than such Capital Stock) distributed by the Company upon such conversion or exchange) plus the amount of any cash received by the Company upon such conversion or exchange; provided, however, that such amount may not exceed the net proceeds received by the Company or any of its Restricted Subsidiaries from the Incurrence of such Indebtedness (excluding net proceeds from the sale or issuance of such Indebtedness to a Subsidiary of the Company or an employee ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees), plus

(e) $75.0 million.

(B) The preceding provisions will not prohibit, so long as, in the case of clauses (7), (9) and (10) below, no Default has occurred and is continuing or would be caused thereby:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Common Stock on a pro rata basis;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the Equity Interests (other than Disqualified Stock) of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded from clause (3)(b) of the preceding paragraph (A);

(4) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness subordinated to the Notes or the Note Guarantees in exchange for, or with the net cash proceeds from an Incurrence of, Permitted Refinancing Indebtedness;

(5) the purchase of Capital Stock (i) deemed to occur (x) upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof, or (y) in lieu of payment of withholding taxes in connection with any exercise of options or warrants to acquire such Capital Stock or (ii) upon exercise of bond hedge or capped call options purchased by the Company from one or more financial institutions to hedge the Company’s payment or delivery obligations due upon conversion of the Convertible Notes;

(6) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries held by any current or former employee or director of the Company (or any of its Restricted Subsidiaries) pursuant to the terms of any director or employee equity subscription agreement, equity option agreement or other director or employee benefit plan entered into in the ordinary course of business; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests in a calendar year does not exceed $5.0 million (with unused amounts in any calendar year after the Issue Date of up to $5.0 million being carried over to the next succeeding calendar year);

(7) payments of dividends on Disqualified Stock permitted to be issued under the covenant described below under “—Incurrence of Indebtedness”;

(8) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company;

(9) other Restricted Payments if, immediately after giving effect to such Restricted Payment (including the incurrence of any Indebtedness to finance such payment) as if it had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements of the Company are available, the Total Leverage Ratio would not be greater than 1.75 to 1.0; and

(10) other Restricted Payments in an aggregate amount not to exceed $100.0 million since the Issue Date.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend made within 60 days after the date of declaration shall be determined as of such date of declaration. Not later than the date of making any Restricted Payment (excluding Restricted Payments permitted by clauses (3), (4), (5), (6) and (8) of the next preceding paragraph (B)), the Company will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed.

Incurrence of Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company or any Guarantor may Incur Disqualified Stock or other Indebtedness, and any Guarantor may issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Disqualified Stock or other Indebtedness is Incurred or Preferred Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Disqualified Stock or other Indebtedness or Preferred Stock had been Incurred or issued at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the Incurrence of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the Incurrence by the Company or any Guarantor of Indebtedness under one or more Credit Facilities, provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (1) and then outstanding does not exceed the greater of (a) $500.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or (b) $300.0 million plus 20% of the Consolidated Net Assets of the Company;

(2) the Incurrence of Existing Indebtedness;

(3) the Incurrence by the Company and the Guarantors of Indebtedness represented by (a) the old notes, (b) any new notes issued pursuant to the Registration Rights Agreement in exchange for the old notes and (c) the related Note Guarantees;

(4) the Incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings, construction loans or purchase money obligations for property acquired in the ordinary course of business, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used by the Company or any such Guarantor, in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4) and then outstanding, not to exceed the greater of (a) $75.0 million or (b) 7.5% of the Company’s Consolidated Net Assets;

(5) the Incurrence by the Company or any Restricted Subsidiary of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clause (2), (3), (4) or (5) of this paragraph;

(6) the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is neither the Company nor a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(b) Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor; and

(c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee (a) by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor or (b) by any Restricted Subsidiary of the Company that is not a Guarantor of Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor, in each case that was permitted to be Incurred by another provision of this covenant;

(8) the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9) the Incurrence by any Foreign Subsidiary of Indebtedness in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (9) and then outstanding, not to exceed the greater of (a) $50.0 million or (b) 40% of the Consolidated Net Assets of any such Foreign Subsidiaries;

(10) the Incurrence of Other Permitted Debt;

(11) Indebtedness of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary or is acquired by, or merged or consolidated with or into, the Company or any Restricted Subsidiary, or Indebtedness of the Company or any Restricted Subsidiary Incurred in connection with a transaction subject to the covenant described below under the caption “—Merger, Consolidation or Sale of Assets” or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Company or such Restricted Subsidiary of any assets (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with or into, any Person owning such assets); provided, however, that at the time any such transaction occurs, either

(a) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving pro forma effect to such transaction and the incurrence of such Indebtedness pursuant to this clause (11); or

(b) the Fixed Charge Coverage Ratio of the Company (or its permitted successor) after giving pro forma effect to such transaction is equal to or higher than such ratio immediately prior to such transaction; or

(12) the Incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate outstanding principal amount, after giving effect to such Incurrence and together with all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (12) and then outstanding, not to exceed the greater of (a) $50.0 million or (b) 5% of the Consolidated Net Assets of the Company.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant. In addition, any Indebtedness originally classified as Incurred pursuant to clauses (1) through (12) above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be Incurred pursuant to such new clause at the time of such reclassification. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing

Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the Note Guarantees, prior or senior thereto, with the same relative priority as the Notes or the Note Guarantees, as applicable, will have with respect to such subordinated Indebtedness) until such time as such Indebtedness is no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1) existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2) set forth in the Indenture, the Notes and the Note Guarantees;

(3) existing under, by reason of or with respect to applicable law;

(4) with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5) in the case of clause (3) of the first paragraph of this covenant:

(a) restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by the Indenture;

(c) arising or existing by reason of construction loans or purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations, in each case to the extent permitted under the Indenture;

(d) restricting in a customary manner the transfer of intellectual property in connection with licenses of such intellectual property in the ordinary course of business;

(e) existing under or by reason of provisions with respect to the disposition or distribution of assets or property in Joint Venture agreements and other similar agreements, in each case to the extent permitted under the Indenture, so long as any such encumbrances or restrictions are not applicable to any Person (to its property or assets) other than such Joint Venture or a Subsidiary thereof; or

(f) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;

(6) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property or assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7) on cash or other deposits or net worth imposed by customers or required by utility, insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(8) the issuance of Preferred Stock by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described above under the caption “—Incurrence of Indebtedness” and the terms of such Preferred Stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(9) in the terms of any Indebtedness of any Foreign Subsidiary or any agreement pursuant to which such Indebtedness was Incurred, if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive; and

(10) in any other agreement governing Indebtedness of the Company or any Guarantor of the Company that is permitted to be Incurred by the covenant described under “—Incurrence of Indebtedness”; provided, however, that such encumbrances or restrictions are not materially more restrictive, taken as a whole, than those contained in the Indenture or the Credit Agreement as it exists on the Issue Date.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person) or (2) sell, assign, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease or other disposition will have been made (i) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplement to the Indenture reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction no Default or Event of Default exists;

(3) immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease or other disposition will have been made, will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness” or (b) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction;

(4) unless the Company is the surviving Person in such transaction, each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, will have by a supplement to the Indenture reasonably satisfactory to the Trustee confirmed that its Note Guarantee will apply to the obligations of the successor to the Company under the Notes and the Indenture; and

(5) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) and Opinion of Counsel, in each case stating that such transaction and any such supplement to the Indenture comply with this covenant and that all conditions precedent provided for in this covenant relating to such transaction have been complied with.

Upon any consolidation or merger, or any sale, assignment, transfer, lease or other disposition of all or substantially all of the properties or assets of the Company in accordance with this covenant, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease or other disposition, the provisions of the Indenture referring to the “Company” will refer instead to the successor and not to the Company), and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture, and the Company, unless the Company is the surviving Person in such transaction and except in the case of a lease, will be released from any further obligations under the Notes or Indenture.

Clause (3) above of this covenant will not apply to any merger, consolidation or sale, assignment, transfer, lease or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and

(2) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant, and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Company and/or its Restricted Subsidiaries;

(2) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Company;

(3) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments” including, without limitation, payments included in the definition of “Permitted Investments”;

(4) any sale of Equity Interests (other than Disqualified Stock) of the Company or any of its Restricted Subsidiaries;

(5) the receipt by the Company of any capital contribution from its shareholders;

(6) transactions pursuant to agreements or arrangements in effect on the Issue Date and described in this prospectus supplement, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified or supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and its Restricted Subsidiaries in any material respect than the original agreements or arrangements in existence on the Issue Date;

(7) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in such Person;

(8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company; and

(9) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by the Board of Directors of the Company.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary; provided that:

(1) the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Restricted Payments”;

(2) the Subsidiary being so designated:

(a) except as permitted by the covenant described above under the caption “— Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(3) no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements and such failure continues for a period of 30 days, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under the Indenture, the Company will be in default under the Indenture.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness”;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under the caption “—Restricted Payments”;

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the covenant described under the caption “—Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Wholly-Owned Subsidiary (other than an Immaterial Subsidiary or a Foreign Subsidiary) on or after the Issue Date, then that newly acquired or created Wholly-Owned Subsidiary must become a Guarantor of the Notes by executing a supplemental indenture and delivering it to the Trustee within 30 days of such acquisition or creation.

In addition, (a) any Immaterial Subsidiary that no longer meets the definition of Immaterial Subsidiary, and (b) any other Restricted Subsidiary of the Company (including any Immaterial Subsidiary and any Foreign Subsidiary) that Guarantees any other Indebtedness of the Company or any Guarantor, must become a Guarantor of the Notes in the same manner within 30 days, if it is not already a Guarantor at such time.

A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the properties or assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture and its Note Guarantee pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

(b) such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such sale or other disposition;

(3) if the Company properly designates a Guarantor as an Unrestricted Subsidiary under the Indenture;

(4) upon Legal Defeasance or Covenant Defeasance as described below the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Indenture with respect to the Notes as described below under the caption “—Satisfaction and Discharge”;

(5) upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing; or

(6) solely in the case of a Note Guarantee created pursuant to clause (b) of the second paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

The Company will furnish to the Trustee and, upon request, to the Holders a copy of all of the information and reports referred to in clauses (1) and (2) below, if such information and reports are not filed electronically with the Commission, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

The Indenture provides that, whether or not required by the Commission, the Company will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

In addition, the Indenture provides that, for so long as any Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3), if at any time the Company is not required to file the reports required by the preceding paragraphs with the Commission, it will furnish to the Holders and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries or if any of the Company’s Subsidiaries are not Guarantors, then the Company will include a reasonably detailed discussion of the financial condition and results of operations of such Unrestricted Subsidiary, or if more than one, of such Unrestricted Subsidiaries, taken as a whole and of such non-Guarantor Subsidiaries taken as a whole, separately in each case, in the section of the Company’s quarterly and annual financial information required by this covenant under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and further, in the case of the non-Guarantor Subsidiaries, also include a presentation of the financial condition and results of operations of such non-Guarantor Subsidiaries on the face of the financial statements or in the footnotes thereto, separate from the financial condition and results of operations of the Company and the Guarantors.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or certification required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or certification as contemplated by this covenant (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders under “—Events of Default and Remedies” if the principal, premium, if any, and interest with respect to the Notes have been accelerated in accordance with the terms of the Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Covenant Suspension

If at any time (a) the rating assigned to the Notes by either Standard & Poor’s or Moody’s is an Investment Grade Rating, (b) no Default has occurred and is continuing under the Indenture and (c) the Company has delivered to the Trustee an Officers’ Certificate certifying to the foregoing provisions of this sentence (the occurrence of the events described in the foregoing clauses (a), (b)and (c) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Asset Sales” and the following provisions of the Indenture described above under the caption “—Certain Covenants” (collectively, the “Suspended Covenants”):

•	“—Restricted Payments,”

•	“—Incurrence of Indebtedness,”

•	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

•	“—Transactions with Affiliates,”

•	“—Business Activities,”

•	“—Payments for Consent,” and

•	clause (3) of the covenant described above under the caption “—Merger, Consolidation or Sale of Assets.”

During any period when the foregoing covenants are suspended, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the provisions of the Indenture described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

If either Standard & Poor’s or Moody’s withdraws its ratings or downgrades the ratings assigned to the Notes below the Investment Grade Rating so that the Notes do not have an Investment Grade Rating from either Standard & Poor’s or Moody’s, we and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the Indenture (each such date of reinstatement being the “Reinstatement Date”). The period of time between the Covenant Suspension Event and the Reinstatement Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Provisions during any Suspension Period.

In the event of any such reinstatement of the Suspended Provisions, (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the “Restricted Payments” covenant had been in effect prior to, but not during, the Suspension Period, and (2) all Indebtedness Incurred, including any Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred or issued pursuant to clause (3) of the definition of “Permitted Debt.”

In addition, for purposes of the covenant described under “—Transactions with Affiliates,” all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to such Reinstatement Date will be deemed to have been entered into on or prior to the Issue Date and permitted by clause (6) of such covenant, and for purposes of the covenant described under “—Dividend and Other Restrictions Affecting Restricted Subsidiaries,” all contracts entered into during the Suspension Period prior to such Reinstatement Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

There can be no assurance that the Notes will ever achieve or maintain an Investment Grade Rating.

The Company shall provide written notice to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in payment when due (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to consummate a purchase of the Notes when required by the provisions described under the caption “—Repurchase at the Option of Holders—Change of Control,” or “—Repurchase at the Option of Holders—Asset Sales” or failure to comply with the provisions described under “—Merger, Consolidation or Sale of Assets”;

(4) failure by the Company for 180 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with the provisions described under “—Reports”;

(5) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default’); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more;

(7) failure by the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

In the event of a declaration or acceleration of the Notes because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes will be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to clause (6) above is remedied or cured by the Company or any of its Restricted Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the Holder.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Indenture requires the Company to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture, and also requires the Company, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and all obligations of the Guarantors with respect to the Note Guarantees discharged, and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes or the Note Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Certain Covenants—Events of Default and Remedies” will no longer constitute Events of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to final maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture and the agreements or instruments governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture and the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption or repurchase of the Notes (other than any provision with respect to the minimum notice period for a redemption of the Notes or covenants described under the caption “—Repurchase at the Options of Holders—Asset Sales” or “—Repurchase at the Option of Holders—Change of Control”);

(3) reduce the rate of, or change the time for payment of, interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes (other than as permitted in clause (2) above);

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(9) except as otherwise permitted under the covenants described under the captions “—Certain Covenants—Merger, Consolidation or Sale of Assets” or “—Certain Covenants—Guarantees,” consent to the assignment or transfer by the Company or any Guarantor of any of its rights or obligations under the Indenture; or

(10) make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s properties or assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, including the addition of any new Note Guarantee; provided, however, that any change to conform the Indenture or the Notes to the “Description of Notes” in our offering memorandum relating to the old notes will not be deemed to materially adversely affect such legal rights;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to comply with the provisions described under “—Certain Covenants—Guarantees,” including to reflect the release of a Note Guarantee in accordance with the Indenture;

(7) to secure the Notes and/or the Note Guarantees;

(8) to evidence and provide for the acceptance of appointment by a successor Trustee; or

(9) to provide for the issuance of Additional Notes in accordance with the Indenture.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient (in the opinion of a nationally recognized firm of independent public accountants, if any such Government Securities are so deposited), without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of final maturity or redemption (provided that if such redemption is made as provided in the second paragraph under “—Optional Redemption,” (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date);

(2) in the case of (1)(b) above, no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any instrument (other than the Indenture and the agreements or instruments governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture with respect to the Notes; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wells Fargo Bank, National Association, acts as Trustee. Such bank is a lender under the Credit Agreement and serves as the trustee under the indenture for the Convertible Notes. If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture and the Trust Indenture Act will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions; however, if it has any conflicting interest (as defined in the Trust Indenture Act) when a Default is continuing it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

If an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and the Note Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person; and provided further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Applicable Premium” means, with respect to a Note at any time, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (A) the present value at such time of (i) the redemption price of such Note at August 1, 2017 (such redemption price being described under “—Optional Redemption”) plus (ii) all remaining required interest payments due on such Note through August 1, 2017 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $5.0 million;

(2) a transfer of assets or Equity Interests between or among the Company and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(6) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7) a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments” and any Permitted Investments;

(8) any sale or disposition of any property or equipment that has become damaged, worn out, or obsolete;

(9) the licensing or sublicensing of intellectual property or other general intangibles;

(10) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(11) the creation of a Lien not prohibited by the Indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficial Owners,” “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP. Notwithstanding the foregoing, any lease that would have been classified as an operating lease pursuant to U.S. generally accepted accounting principles as in effect on the Issue Date shall be deemed not to be a Capital Lease Obligation.

“Capital Stock” means:

(1) in the case of a corporation, any corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars, or in the case of a Foreign Subsidiary, such local currencies held by it in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of 270 days or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 by Moody’s or A-1 by Standard & Poor’s and in each case maturing within one year after the date of acquisition;

(6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or any member state of the European Union in which the Company or any Subsidiary operates or anticipates operating within the next 12 months, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or Standard & Poor’s and having maturities of not more than six months from the date of acquisition;

(7) in the case of any Restricted Subsidiary located in a country that is outside the United States and the European Union (in which the Company or its Restricted Subsidiary is operating or anticipates operating within the next 12 months), any substantially similar investment to the kinds described in clauses (1) through (6) of this definition obtained in the ordinary course of business and rated the lower of (i) at least P-1 by Moody’s or A-1 by Standard & Poor’s or the equivalent thereof and (ii) the highest ranking obtainable in the applicable jurisdiction; and

(8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause (3), such person or group shall be deemed to Beneficially Own any Voting Stock of the Company held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity); or

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

Solely for the purpose of determining the amount available for Restricted Payments under “—Certain Covenants—Restricted Payments,” notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses and non-cash items of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company.

“Consolidated Net Assets” of any Person means, as of any date, the amount which in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less current liabilities.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the specified Person or a Restricted Subsidiary thereof;

(2) solely for the purpose of determining the amount available for Restricted Payments under “—Certain Covenants—Restricted Payments,” the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction has been waived: provided that the Net Income of such Restricted Subsidiary, to the extent so excluded from the Consolidated Net Income of the specified Person, will be restored and included in such Consolidated Net Income by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person by such Restricted Subsidiary in respect of such period;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4) the cumulative effect of a change in accounting principles will be excluded;

(5) the amortization or write off of fees and expenses incurred in connection with the acquisition or integration of a Permitted Business or assets used in a Permitted Business will be excluded;

(6) any net after tax gain (or loss) realized upon the sale or other disposition of any assets of the Company, its Restricted Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any net after tax gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(7) extraordinary gains or losses will be excluded;

(8) any non-cash compensation charge or expense realized from grants of stock, stock appreciation or similar rights, stock option or other rights to officers, directors and employees or the Company or any of its Restricted Subsidiaries will be excluded;

(9) any unusual, nonoperating or nonrecurring gain, loss, charge or write-down of assets, including any nonrecurring charge relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with the early retirement of Indebtedness, will be excluded;

(10) unrealized losses and gains from Hedging Obligations included in the determination of Consolidated Net Income, including those resulting from the application of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, will be excluded; and

(11) unrealized losses resulting from foreign currency balance sheet adjustments required by GAAP will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of April 24, 2014, by and among the Company, the Guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders named therein, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement, restructuring, increase, supplement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case with banks or other institutional lenders or investors, providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of the Company (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) to any Person other than any Subsidiary of the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“European Union” means the European Union or any successor thereto as constituted on the date of determination.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of (1) the Notes and (2) any borrowings made under the Credit Agreement on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by (a) an Officer of the Company if such price is less than $20.0 million and

(b) otherwise by the Board of Directors of the Company. The Board of Directors’ determination of Fair Market Value must be evidenced by a Board Resolution attached to an Officers’ Certificate delivered to the Trustee.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of debt issuance costs and the expensing of any financing fees, but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries or on any series of Preferred Stock of any such Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the payor or to the Company or a Restricted Subsidiary of the Company, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including in each case any related financing transactions (including repayment of Indebtedness), during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the Company (regardless of whether those expense and cost reductions could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the average rate in effect from the beginning of the applicable period to the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(5) if any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect in such calculation, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes;

(6) any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

(7) any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

(8) interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is incorporated or organized other than under the laws of the United States of America, any State thereof or the District of Columbia and that has 50% or more of its consolidated assets located outside the United States or any territory thereof.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person. When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means:

(1) each of the Subsidiaries of the Company executing the Indenture as initial Guarantors on the Issue Date; and

(2) any other Subsidiary that executes a supplement to the Indenture to Guarantee the Notes in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means, as of any date of determination, any Restricted Subsidiary of the Company that neither generated 5.0% or more of the consolidated gross revenues of the Company and its Subsidiaries for the most recently completed fiscal quarter nor held assets as of the end of such fiscal quarter that constituted 5.0% or more of all consolidated assets of the Company and its Subsidiaries.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness. Further, the accounting reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) in respect of Capital Lease Obligations;

(5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6) representing Hedging Obligations;

(7) representing Disqualified Stock, valued at the greater of its voluntary or involuntary maximum fixed repurchase price;

(8) in the case of a Restricted Subsidiary of such Person, representing Preferred Stock of such Restricted Subsidiary, valued at the greater of its voluntary or involuntary maximum fixed repurchase price.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture.

The amount of any Indebtedness of a Person (other than its Disqualified Stock or Preferred Stock, which will be valued as indicated above) outstanding as of any date will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2) in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

(3) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by Standard & Poor’s.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company that is a Guarantor such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company and a Guarantor, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means the first date on which Notes were issued under the Indenture, July 28, 2014.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries owns any Equity Interests.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at another place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, any severance costs and any relocation expenses incurred as a result thereof,

(2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or is required to be paid as a result of such sale,

(4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP,

(5) in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof; and

(6) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP;

provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

“Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company in the case of any certificate required by Section 314(a)(4) of the Trust Indenture Act, that meets the requirements of the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of the Indenture.

“Other Permitted Debt” means:

(1) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(2) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance or surety bonds (in each case, other than for an obligation for borrowed money);

(3) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to other letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or in the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(4) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(5) any Indebtedness which has been defeased in accordance with GAAP; and

(6) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the amount so indemnified or otherwise Incurred does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary thereof in connection with such disposition.

“Permitted Business” means any business conducted or proposed to be conducted (as described in this prospectus supplement or the documents incorporated by reference herein) by the Company and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto as determined by the Board of Directors of the Company.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales” (or any item deemed not to be an Asset Sale pursuant to the definition thereof);

(5) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder;

(6) Capital Stock or other securities received in satisfaction of judgments;

(7) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8) commission, payroll, travel and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9) Investments in any Person received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor;

(10) Investments existing on the Issue Date, including the bond hedge or capped call options purchased by the Company from one or more financial institutions to hedge the Company’s payment or delivery obligations due upon conversion of the Convertible Notes (plus any renewal or replacement of such bond hedge or capped call options);

(11) endorsements of negotiable instruments and documents in the ordinary course of business;

(12) acquisitions of assets, Equity Interests or other securities by the Company for consideration consisting of Equity Interests (other than Disqualified Stock) of the Company;

(13) Investments in the Notes;

(14) Investments in a Joint Venture engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are outstanding on such date, not to exceed the greater of (a) $75.0 million or (b) 7.5% of the Company’s Consolidated Net Assets; provided, however, that if any Investment pursuant to this clause (14) is made in any Joint Venture that becomes a Restricted Subsidiary of the Company after the date of such Investment, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be a Restricted Subsidiary of the Company; and

(15) Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are outstanding on such date, not to exceed the greater of (a) $30.0 million or (b) 3.0% of the Company’s Consolidated Net Assets; provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary of the Company.

“Permitted Liens” means:

(1) Liens securing Indebtedness under Credit Facilities Incurred and then outstanding pursuant to clause (1) of the definition of Permitted Debt;

(2) Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of the Indenture to be Incurred and/ or securing Hedging Obligations related thereto; provided that, on the date of Incurrence of such Indebtedness, after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Secured Leverage Ratio would not be greater than 3.5 to 1.0; and provided, further, that for the purposes of the calculation of the Secured Leverage Ratio under this clause (2), the aggregate amount of any unfunded commitments under such Credit Facilities shall be added to the aggregate principal amount of such Indebtedness outstanding on the date of calculation;

(3) Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(5) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(6) Liens securing the Notes and the Note Guarantees;

(7) Liens existing on the Issue Date;

(8) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(9) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(10) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, bids, contracts (other than contracts for the payment of Indebtedness) or leases to which such Person is a party, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(11) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(12) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business;

(13) prejudgment liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceeding that may have been duly initiated for the review of such judgment has not been finally terminated or the period within which such proceeding may be initiated has not expired;

(14) Liens constituting survey exceptions, encumbrances, easements, and reservations of, and rights to others for, rights-of-way, zoning and other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, do not secure the payment of borrowed money, and in the aggregate do not materially adversely affect the value of the assets of the Company and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties for the purposes of which such properties are held by the Company or such Subsidiaries;

(15) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred or created (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred or created more than 180 days after the later of the date of acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(16) Liens on assets of any Foreign Subsidiary to secure Indebtedness of such Foreign Subsidiary which Indebtedness is Incurred and then outstanding pursuant to clause (9) of the definition of Permitted Debt; and

(17) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that does not exceed $15.0 million in aggregate principal amount at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value or liquidation preference, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date (or redemption date, if applicable) later than the final maturity date (or redemption date, if applicable) of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Company; provided, however, that a Restricted Subsidiary that is also a Guarantor may Guarantee Permitted Refinancing Indebtedness Incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or payments upon liquidation.

“Rating Agency” means Standard & Poor’s and Moody’s or if Standard & Poor’s or Moody’s, or both will not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as testified by a resolution of the Board of Directors of the Company), which agency will be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

“Replacement Assets” means (1) non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens on the property of the Company and its Restricted Subsidiaries outstanding on such date, to:

(2) the aggregate amount of the Company’s Consolidated Cash Flow for the most recent four-quarter period for which internal financial statements are available.

The Secured Leverage Ratio shall be calculated using the same methodologies and assumptions used to calculate the Fixed Charge Coverage Ratio.

“Senior Debt” of any Person means:

(1) all Indebtedness of such Person outstanding under the Credit Agreement and all Hedging Obligations with respect thereto, whether outstanding on the Issue Date or Incurred thereafter;

(2) any other Indebtedness of such Person permitted to be Incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding paragraph, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company or any Restricted Subsidiary;

(2) any Indebtedness of the Company or any Restricted Subsidiary owed to the Company or any of its Subsidiaries or other Affiliates;

(3) any trade payables;

(4) the portion of any Indebtedness that is Incurred in violation of the Indenture;

(5) any Indebtedness of the Company or any Guarantor that, when Incurred, was without recourse to the Company or such Guarantor;

(6) any repurchase, redemption or other obligation in respect of Disqualified Stock or Preferred Stock; or

(7) any Indebtedness owed to any employee of the Company or any of its Subsidiaries.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Total Leverage Ratio” means, on any date, the ratio of:

(1) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries on such date, to:

(2) the aggregate amount of the Company’s Consolidated Cash Flow for the most recent four-quarter period for which internal financial statements are available.

The Total Leverage Ratio shall be calculated using the same methodologies and assumptions used to calculate the Fixed Charge Coverage Ratio.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to August 1, 2017; provided, however, that if the then remaining term of the Notes to August 1, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to August 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate no later than the second (and no earlier than fourth) Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and (2) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person of which all of the outstanding Equity Interests (other than directors’ qualifying shares mandated by applicable law) are owned by such Person or one or more of the other Wholly-Owned Subsidiaries of such Person or by such Person and one or more of its other Wholly-Owned Subsidiaries.

BOOK ENTRY, DELIVERY AND FORM

The new notes initially will be represented by one or more permanent global notes in registered form without interest coupons (the “Global Notes”).

The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and the Clearstream System (“Clearstream”) (as indirect participants in DTC).

The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of their respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participants and to facilitate the clearance and settlement of transactions in those securities between these participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to indirect participants, which include other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the global notes, DTC will credit the accounts of participants designated by the Exchange Agent with portions of the principal amount of the global notes; and

(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the global notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system.

Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank N.V./S.A. for Euroclear, and Clearstream Banking, S.A. for Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners for the purpose of receiving payments and for all other purposes. Consequently, none of us, the Trustee or any agent of ours or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in accordance with instructions provided to DTC. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of each of Euroclear and Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the Trustee or any agent of ours or the Trustee will have any responsibility for the performance by DTC, Euroclear, Clearstream, or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form, which we refer to as certificated notes, if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days; or

(2) there has occurred and is continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global Notes for certificated notes.

In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate, in the form provided in the Indenture, to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

PLAN OF DISTRIBUTION

You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act).

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer—Purpose and Effect of the Exchange Offer” and “Exchange Offer—Procedures for Tendering” and “Exchange Offer—Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time on one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agreed to amend or supplement this prospectus during such period if so requested in order to expedite or facilitate the disposition of any new notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain U.S. federal income tax consequences of the exchange of the old notes for the new notes pursuant to the exchange offer. This summary does not discuss all of the aspects of U.S. federal income taxation which may be relevant to investors in light of their particular circumstances. In addition, this summary does not discuss any state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The statements set forth below are not binding on the Internal Revenue Service or on any court. Thus, we can provide no assurance that the statements set forth below will not be challenged by the Internal Revenue Service, or that they would be sustained by a court if they were so challenged.

The exchange of old notes for new notes will not be an exchange or otherwise a taxable event for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange offer, your basis in the new note received in the exchange offer will be the same as your basis in the corresponding old note immediately before the exchange, and your holding period in the new note will include your holding period in the old note.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty in connection with the exchange of old notes for new notes.

LEGAL MATTERS

The validity of the new notes and the related guarantees offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Cardtronics, Inc. as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report dated February 24, 2015, on the effectiveness of internal control over financial reporting as of December 31, 2014, contains an explanatory paragraph that states Cardtronics, Inc. acquired Welch ATM (“Welch”) and Sunwin Services Group (“Sunwin”) during 2014, and management excluded from its assessment of the effectiveness of Cardtronics, Inc.’s internal control over financial reporting as of December 31, 2014, Welch and Sunwin’s internal control over financial reporting associated with 18% of total gross assets (of which 9% represents goodwill and intangibles included within the scope of the assessment) and total revenues of 3% included in the consolidated financial statements of Cardtronics, Inc. as of and for the year ended December 31, 2014. KPMG LLP’s audit of internal control over financial reporting of Cardtronics, Inc. also excluded an evaluation of the internal control over financial reporting of Welch and Sunwin.

The consolidated financial statements of WSILC, L.L.C. (d/b/a Welch ATM) and subsidiaries as of and for the years ended December 31, 2013 and 2012 and the combined financial statements of C.O.D., LLC and WG ATM, LLC as of and for the years ended December 31, 2013 and 2012, incorporated by reference to the Current Report on Form 8K filed on June 5, 2015, have been audited by McGladrey LLP, as independent registered public accounting firm, as stated in their reports incorporated by reference herein and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at http://www.sec.gov.

We also make available free of charge on our Internet website at http://www.cardtronics.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC), including all such documents that we may file with the SEC after the date of this prospectus, until this offering is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015;

•	Definitive Proxy Statement on Schedule 14A filed on April 1, 2015; and

•	Current Reports on Form 8-K filed on March 3, 2015, March 13, 2015, April 6, 2015, April 30, 2015, May 15, 2015, May 28, 2015 and June 5, 2015.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Each person to whom this prospectus has been delivered may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Cardtronics, Inc.

Attention: Chief Financial Officer

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

(832) 308-4000

ANNEX A:

LETTER OF TRANSMITTAL

TO TENDER

OLD 5.125% SENIOR NOTES DUE 2022

OF

CARDTRONICS, INC.

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED              , 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME ON             , 2015 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is:

By Registered & Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:
WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, N.A. 12th Floor - Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55402

By Facsimile (for Eligible Institutions only):

(612) 667-6282

For Information or Confirmation by

Telephone:

(800) 344-5128

If you wish to exchange your issued and outstanding 5.125% Senior Notes due 2022 (“old notes”) for an equal aggregate principal amount of newly issued 5.125% Senior Notes due 2022 (“new notes”) with materially identical terms that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exchange offer, you must validly tender (and not withdraw) your old notes to the Exchange Agent prior to the Expiration Date.

We refer you to the Prospectus, dated                     , 2015 (the “Prospectus”), of Cardtronics, Inc. (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange the old notes for a like aggregate principal amount of new notes. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.

3. You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

4. By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

5. By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of you, whether or not you are the holder;

(b) you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c) you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer; and

(d) if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of July 28, 2014 (the “Registration Rights Agreement”), by and among the Issuer, the Guarantors (as defined therein), and the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuer in writing at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, Attention: Michael E. Keller. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, each of the directors of the Issuer, each of the officers of the Issuer who signs such shelf registration statement, each person who controls the Issuer within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, and each other holder of old notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

6. If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes.

7. If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 12:00 midnight, New York City time, on the Expiration Date.

2. Partial Tenders.

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3. Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4. Waiver of Conditions.

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5. No Conditional Tender.

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6. Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7. Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8. No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Cardtronics, Inc. and certain subsidiaries

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”), in which we are incorporated, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 6 of our Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by the DGCL, and Section 6.1 of our Bylaws provides that each person who is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer the Company or is or was serving or has agreed to serve at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless to the fullest extent authorized by the DGCL.

The Company determines whether the indemnification of the present or former director, officer, employee or agent is proper in the circumstances in accordance with Section 145 of the DGCL as described above.

The Company has entered into indemnification agreements with each of its directors and key officers. These indemnification agreements provide that the Company will indemnify its directors and officers to the fullest extent permitted by law for liabilities they may incur because of their status as directors and officers. These agreements also provide that the Company will advance expenses to its directors and officers relating to claims for which they may be entitled to indemnification.

We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Cardtronics USA, Inc. (“Cardtronics USA”) is a Delaware corporation. The indemnification provisions of the DGCL described above also relate to the directors and officers of Cardtronics USA.

Each of Cardtronics Holdings, LLC, ATM National, LLC and Cardtronics DR, LLC (each, a “Delaware LLC Subsidiary”) is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware LLC Subsidiary does not contain specific indemnification provisions.

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit No.	Description of Exhibit

3.1	Fourth Amended and Restated Certificate of Incorporation of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Cardtronics, Inc. on May 23, 2014, SEC File No. 001-33864).

3.2	Fourth Amended and Restated Bylaws of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Cardtronics, Inc. on May 23, 2014, SEC File No. 001-33864).

*3.3	Certificate of Incorporation of Cardtronics USA, Inc.

*3.4	Bylaws of Cardtronics USA, Inc.

*3.5	Certificate of Formation of Cardtronics Holdings, LLC.

*3.6	Certificate of Amendment to Certificate of Formation of Cardtronics Holdings, LLC.

*3.7	Operating Agreement of Cardtronics Holdings, LLC dated as of May 20, 2005.

*3.8	First Amendment to Operating Agreement of Cardtronics Holdings, LLC dated as of February 18, 2010.

*3.9	Certificate of Formation of ATM National, LLC.

*3.10	Certificate of Merger of ATM National, Inc. with and into ATM National, LLC.

*3.11	Certificate of Amendment to Certificate of Formation of ATM National, LLC.

*3.12	Certificate of Merger of a Foreign Limited Liability Company into a Domestic Limited Liability Company of ATM National, LLC.

*3.13	Limited Liability Company Agreement of ATM National, LLC dated as of December 14, 2005.

*3.14	Certificate of Formation of Cardtronics DR, LLC.

*3.15	Limited Liability Company Agreement of Cardtronics DR, LLC dated as of March 25, 2011.

4.1	Indenture, dated as of July 28, 2014, by and among Cardtronics, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Cardtronics, Inc. on July 30, 2014, SEC File No. 001-33864).

4.2	Form of 5.125% Senior Note due 2022 (incorporated herein by reference to Exhibit 4.2 (included in Exhibit 4.1) of the Current Report on Form 8-K filed by Cardtronics, Inc. on July 30, 2014, SEC File No. 001-33864).

4.3	Registration Rights Agreement, dated as of July 28, 2014, by and among Cardtronics, Inc., the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as representative of the initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 of the Current Report on Form 8-K filed by Cardtronics, Inc. on July 30, 2014, SEC File No. 001-33864).

4.4	Indenture related to the 1.00% Convertible Senior Notes due 2020, dated as of November 25, 2013, between Cardtronics, Inc. and Wells Fargo Bank, National Association, as trustee (including form of 1.00% Convertible Senior Note due 2020) (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Cardtronics, Inc. on November 26, 2013, SEC File No. 001-33864).

Exhibit No.	Description of Exhibit

*5.1	Opinion of Vinson & Elkins L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 of the Annual Report on Form 10-K filed by Cardtronics, Inc. on February 24, 2015, SEC File No. 001-33864).

*21.1	List of subsidiaries of Cardtronics, Inc.

*23.1	Consent of KPMG LLP.

*23.2	Consent of McGladrey LLP.

*23.3	Consent of McGladrey LLP.

*23.4	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

*24.1	Power of Attorney (included on signature pages).

*25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, N.A.

*	Filed herewith.

(b) Financial Data Schedule.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22.	Undertakings.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 5, 2015.

CARDTRONICS, INC.

By:	/s/ J. Chris Brewster
J. Chris Brewster
Chief Financial Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Chris Brewster and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2015.

Signature	Title

/s/ Steven A. Rathgaber Steven A. Rathgaber	Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. Chris Brewster J. Chris Brewster	Chief Financial Officer (Principal Financial Officer)

/s/ E. Brad Conrad E. Brad Conrad	Chief Accounting Officer (Principal Accounting Officer)

/s/ Dennis Lynch Dennis Lynch	Chairman of the Board of Directors

/s/ Tim Arnoult Tim Arnoult	Director

/s/ Jorge M. Diaz Jorge M. Diaz	Director

/s/ Julie Gardner Julie Gardner	Director

Signature	Title

/s/ G. Patrick Phillips G. Patrick Phillips	Director

/s/ Mark Rossi Mark Rossi	Director

/s/ Juli Spottiswood Juli Spottiswood	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 5, 2015.

CARDTRONICS HOLDING, LLC

By:	/s/ J. Chris Brewster
J. Chris Brewster
Chief Financial Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Chris Brewster and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2015.

Signature	Title

/s/ Michael E. Keller Michael E. Keller	Director and Secretary

/s/ Steven A. Rathgaber Steven A. Rathgaber	Chief Executive Officer (Principal Executive Officer)

/s/ J. Chris Brewster J. Chris Brewster	Chief Financial Officer (Principal Financial Officer)

/s/ E. Brad Conrad E. Brad Conrad	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 5, 2015.

ATM NATIONAL, LLC

By:	/s/ William Knoll
William Knoll
Executive Vice President—Managing Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Chris Brewster and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2015.

Signature	Title

/s/ Michael E. Keller Michael E. Keller	Director and Secretary

/s/ William Knoll William Knoll	Executive Vice President—Managing Director (Principal Executive Officer)

/s/ J. Chris Brewster J. Chris Brewster	Chief Financial Officer (Principal Financial Officer)

/s/ E. Brad Conrad E. Brad Conrad	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 5, 2015.

CARDTRONICS USA, INC.

By:	/s/ J. Chris Brewster
J. Chris Brewster
Chief Financial Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Chris Brewster and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2015.

Signature	Title

/s/ Michael E. Keller Michael E. Keller	Director, General Counsel and Secretary

/s/ Steven A. Rathgaber Steven A. Rathgaber	Chief Executive Officer (Principal Executive Officer)

/s/ J. Chris Brewster J. Chris Brewster	Chief Financial Officer (Principal Financial Officer)

/s/ E. Brad Conrad E. Brad Conrad	Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 5, 2015.

CARDTRONICS DR, LLC

By:	/s/ Michael E. Keller
Michael E. Keller
General Counsel and Secretary

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Chris Brewster and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2015.

Signature	Title

/s/ Michael E. Keller Michael E. Keller	Director, General Counsel and Secretary

/s/ Steven A. Rathgaber Steven A. Rathgaber	Chief Executive Officer (Principal Executive Officer)

/s/ J. Chris Brewster J. Chris Brewster	Chief Financial Officer (Principal Financial Officer)

/s/ E. Brad Conrad E. Brad Conrad	Chief Accounting Officer (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Fourth Amended and Restated Certificate of Incorporation of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Cardtronics, Inc. on May 23, 2014, SEC File No. 001-33864).

3.2	Fourth Amended and Restated Bylaws of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Cardtronics, Inc. on May 23, 2014, SEC File No. 001-33864).

*3.3	Certificate of Incorporation of Cardtronics USA, Inc.

*3.4	Bylaws of Cardtronics USA, Inc.

*3.5	Certificate of Formation of Cardtronics Holdings, LLC.

*3.6	Certificate of Amendment to Certificate of Formation of Cardtronics Holdings, LLC.

*3.7	Operating Agreement of Cardtronics Holdings, LLC dated as of May 20, 2005.

*3.8	First Amendment to Operating Agreement of Cardtronics Holdings, LLC dated as of February 18, 2010.

*3.9	Certificate of Formation of ATM National, LLC.

*3.10	Certificate of Merger of ATM National, Inc. with and into ATM National, LLC.

*3.11	Certificate of Amendment to Certificate of Formation of ATM National, LLC.

*3.12	Certificate of Merger of a Foreign Limited Liability Company into a Domestic Limited Liability Company of ATM National, LLC.

*3.13	Limited Liability Company Agreement of ATM National, LLC dated as of December 14, 2005.

*3.14	Certificate of Formation of Cardtronics DR, LLC.

*3.15	Limited Liability Company Agreement of Cardtronics DR, LLC dated as of March 25, 2011.

4.1	Indenture, dated as of July 28, 2014, by and among Cardtronics, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Cardtronics, Inc. on July 30, 2014, SEC File No. 001-33864).

4.2	Form of 5.125% Senior Note due 2022 (incorporated herein by reference to Exhibit 4.2 (included in Exhibit 4.1) of the Current Report on Form 8-K filed by Cardtronics, Inc. on July 30, 2014, SEC File No. 001-33864).

4.3	Registration Rights Agreement, dated as of July 28, 2014, by and among Cardtronics, Inc., the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as representative of the initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 of the Current Report on Form 8-K filed by Cardtronics, Inc. on July 30, 2014, SEC File No. 001-33864).

4.4	Indenture related to the 1.00% Convertible Senior Notes due 2020, dated as of November 25, 2013, between Cardtronics, Inc. and Wells Fargo Bank, National Association, as trustee (including form of 1.00% Convertible Senior Note due 2020) (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Cardtronics, Inc. on November 26, 2013, SEC File No. 001-33864).

Exhibit No.	Description of Exhibit

*5.1	Opinion of Vinson & Elkins L.L.P.

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 of the Annual Report on Form 10-K filed by Cardtronics, Inc. on February 24, 2015, SEC File No. 001-33864).

*21.1	List of subsidiaries of Cardtronics, Inc.

*23.1	Consent of KPMG LLP.

*23.2	Consent of McGladrey LLP.

*23.3	Consent of McGladrey LLP.

*23.4	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).

*24.1	Power of Attorney (included on signature pages).

*25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, N.A.

*	Filed herewith.